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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JULY 18, 2002

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact Name of Registrant as Specified in Charter)

MARYLAND (State or Other Jurisdiction of Incorporation)	1-12993 (Commission File Number)	95-4502084 (I.R.S. Employer Identification No.)

135 NORTH LOS ROBLES AVENUE, SUITE 250
PASADENA, CALIFORNIA 91101
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (626) 578-0777

ITEM 5. OTHER EVENTS.

        On July 18, 2002, we entered into an underwriting agreement (the "Underwriting Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"), pursuant to and subject to the terms and conditions of which we have agreed to sell, and the Underwriter has agreed to buy, 2,000,000 shares of our common stock, par value $.01 per share, at a purchase price of $41.074 per Share, resulting in net proceeds to us, before payment of expenses, of approximately $                  82.1 million. Under the terms of the Underwriting Agreement, the Underwriter has the option to purchase an additional 300,000 shares of common stock within 30 days from the date of the Prospectus Supplement referenced below. The shares of common stock to be sold to the Underwriter have been registered under the Securities Act of 1933, as amended (the "Act"), pursuant to an effective Registration Statement on Form S-3 (No. 333-89564). In connection with the sale, we have filed a Prospectus Supplement, dated July 18, 2002, and a Base Prospectus, dated June 10, 2002, with the Securities and Exchange Commission, pursuant to Rule 424(b) promulgated under the Act. The Underwriter intends to offer the shares of common stock for sale as described in the Prospectus Supplement. The Underwriting Agreement is attached hereto as Exhibit 1.1.

        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  EXHIBITS.

          1.1  Underwriting Agreement, dated July 18, 2002, by and between Alexandria Real Estate Equities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Very truly yours,
ALEXANDRIA REAL ESTATE EQUITIES, INC.
Date: July 22, 2002	By:	/s/ PETER J. NELSON Peter J. Nelson Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT	SEQUENTIALLY NUMBERED PAGE

1.1	Underwriting Agreement, dated July 18, 2002, by and between Alexandria Real Estate Equities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

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  ITEM 5. OTHER EVENTS.
SIGNATURE
EXHIBIT INDEX